Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Reports Fourth Quarter and Full Year 2017 Results

WALTHAM, MA – March 14, 2018 – Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today reported financial results for its fourth quarter and year ended December 31, 2017.

Recent Highlights and Accomplishments

●	Revenue of $4.2 million in the fourth quarter 2017
●	CorPath® GRX installed base increased to 33 systems with the installation of six new systems and four purchased upgrades in the fourth quarter
●	Shipped 455 cassettes in the fourth quarter, an increase of 74% year-over-year and 23% from the third quarter 2017
●	Received FDA 510(k) clearance for the CorPath® GRX System in peripheral vascular interventions
●	Received FDA 510(k) clearance for the first automated robotic movement designed for the CorPath® GRX platform
●	Launched course series, co-sponsored by Medtronic, at multiple leading hospitals to educate interventional cardiologists on transradial access techniques and robotic-assisted vascular interventions
●	Initiated preclinical study with Mayo Clinic to evaluate capabilities of telestenting

“During the fourth quarter and closing out 2017, we demonstrated meaningful progress toward our strategic and commercial objectives by growing our installed base, increasing utilization, and advancing strategic partnerships,” said Mark Toland, President and Chief Executive Officer of Corindus. “The recent clearance of the CorPath GRX System for peripheral vascular interventions is a significant step forward as we expand usage of our technology and position Corindus for global success in bringing robotics to the forefront. We are excited to accelerate our momentum as we look ahead into 2018.”

Fourth Quarter 2017 Financial Results

Revenue for the fourth quarter of 2017 totaled $4.2 million compared to $0.5 million for the same period in the prior year. During the quarter, Corindus installed six new CorPath GRX Systems and four system upgrades, increasing the installed base of CorPath GRX to 33 systems. The company shipped 455 cassettes in the fourth quarter of 2017.

Gross profit totaled $1.2 million for the fourth quarter of 2017 compared to negative $1.1 million for the fourth quarter of 2016.

Selling, general and administrative expenses totaled $7.2 million for the fourth quarter of 2017, compared to $5.6 million for the fourth quarter of 2016. Research and development expenses totaled $2.0 million for the fourth quarter of 2017 compared to $2.9 million for the fourth quarter of 2016.

Net loss totaled $8.0 million for the fourth quarter of 2017, compared to a net loss of $9.8 million in the fourth quarter of 2016.

2017 Financial Results

Revenue for 2017 totaled $9.7 million compared to $2.8 million in 2016.

Gross profit totaled $385,000 in 2017 compared to negative $2.2 million in 2016.

Selling, general and administrative expenses totaled $24.8 million in 2017, compared to $19.6 million in 2016. Research and development expenses were $9.5 million in 2017 compared to $10.3 million in 2016.

Net loss was $34.1 million in 2017, compared to a net loss of $33.1 million in 2016.

Cash and cash equivalents as of December 31, 2017 were $17.5 million.

Webcast and Conference Call Information

Management will host a conference call today beginning at 4:30 p.m. ET to discuss financial results and recent business developments. Investors interested in listening to the conference call may do so by dialing (833) 286-5802 for domestic callers, or (647) 689-4447 for international callers, using Conference ID: 4949597. To listen to a live webcast, please visit the “Investor Relations” section of the Company’s website at: www.corindus.com. Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company’s CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and percutaneous vascular procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit “One Stent Program.”  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

●

The expansion of usage of Corindus’ technology and Corindus’ ability to bring robotics to the forefront

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at http://www.corindus.com

# # #

Investor Relations Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com

Media Contact:

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS DATA

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$17,458	$9,183
Accounts receivable	2,863	384
Due from related party	—	250
Inventories, net	2,103	1,545
Prepaid expenses and other current assets	539	448
Total current assets	22,963	11,810

Property and equipment, net	1,452	982
Deposits and other assets	151	221
Total assets	$24,566	$13,013

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$2,416	$2,463
Accrued expenses	3,637	1,794
Customer deposits	93	—
Deferred revenue	339	750
Current portion of capital lease obligation	49	—
Current portion of long-term debt	—	3,755
Total current liabilities	6,534	8,762

Long-term liabilities:
Deferred revenue, net of current portion	342	129
Other liabilities	73	52
Long-term capital lease obligation, net of current portion	102	—
Total long-term liabilities	517	181
Total liabilities	7,051	8,943

Stockholders' equity:
Preferred stock, par value $0.0001 par value; 10,000,000 shares authorized;
none issued and outstanding	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized;
188,764,851 shares at December 31, 2017 and 119,025,221 shares
at December 31, 2016 issued and outstanding	19	12
Additional paid-in capital	198,337	150,776
Accumulated deficit	(180,841)	(146,718)
Total stockholders' equity	17,515	4,070
Total liabilities and stockholders' equity	$24,566	$13,013

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(In thousands, except share and per share amounts)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenue	$4,190	$538	$9,650	$2,842
Cost of revenue	2,990	1,630	9,265	5,042
Gross profit (loss)	1,200	(1,092)	385	(2,200)

Operating expenses:
Research and development	1,971	2,940	9,517	10,313
Selling, general and administrative	7,211	5,577	24,777	19,564
Total operating expense	9,182	8,517	34,294	29,877

Operating loss	(7,982)	(9,609)	(33,909)	(32,077)

Interest and other expense, net	11	(182)	(214)	(1,001)

Net loss	$(7,971)	$(9,791)	$(34,123)	$(33,078)

Net loss per share--basic and diluted	$(0.04)	$(0.08)	$(0.20)	$(0.28)

Weighted-average common shares used in computing
net loss per share--basic and diluted	188,560,378	119,025,221	173,925,450	119,019,700

Comprehensive loss:
Net loss	$(7,971)	$(9,791)	$(34,123)	$(33,078)
Unrealized gain on marketable securities	$—	$—	$—	$14
Comprehensive loss	$(7,971)	$(9,791)	$(34,123)	$(33,064)